                                                                   EXHIBIT 10.18

[BANK OF AMERICA LOGO]


                      AMENDMENT NO. TWO TO LOAN DOCUMENTS

         This Amendment No. Two (the "Amendment") dated as of August 22, 2002, is between Bank of America, N.A. ("Lender") and Collegiate Pacific, Inc. ("Borrower").

                                    RECITALS

         A. Borrower has executed various documents concerning credit extended by the Lender, including, without limitation, the following documents (the "Loan Documents"):

               1. A certain Loan Agreement dated as of December 26, 2001 and a certain Amendment No. One to Loan Documents dated July 15, 2002 (together with any previous amendments, the "Loan Agreement")

         B. Lender and Borrower desire to amend the Loan Documents.

                                   AGREEMENT

         1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Documents.

               BORROWING BASE. The words "Borrowing Base" mean as determined by Lender from time to time, the lesser of (1) $5,000,000.00 or (2) the sum of 85.000% of the aggregate amount of Eligible Accounts, plus (b) 40.000% of the aggregate amount of Eligible Inventory (limited to 100.000% of Eligible Accounts in the Borrowing Base plus $1,000,000.00) less (c) any Letters of Credit issued under the Letter of Credit Facility.


         2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

               (a) Addition of Paragraph. The following paragraph is hereby added immediately following the paragraph entitled "Financial Covenants and Ratios" Other Ratios":

                    DEBT SERVICE COVERAGE RATIO. Maintain on consolidated basis a Debt Service Coverage Ratio of at least 1.5:1.0. "Debt Service Coverage Ratio" means the ratio of Cash Flow to the sum of the current portion of long term debt and the current portion of capitalized lease obligations plus interest expense on all obligations. "Cash Flow" is defined as (a) net income, after income tax, (b) less income or plus loss from discontinued operations and extraordinary items, (c) plus depreciation, depletion, amortization and other non-cash charges, (d) plus interest expense on all obligations, and (e) minus dividends, withdrawals, and other distributions. This ratio will be calculated at the end of each reporting period for which Lender requires financial statements from Borrower, using the results of the twelve-month period ending with that reporting period. The current portion of long-term liabilities will be measured [as of the date 12 months prior to the current financial statement.]
               [as of the last day of the calculation period.]

         (b) Modification of Paragraph. The paragraph entitled "Capital Expenditures" is hereby amended to read in its entirety as follows:


                  CAPITAL EXPENDITURES. Make or contract to make capital expenditures, including leasehold improvements, in any fiscal year in excess of $250,000.00 or incur liability for rentals of property (including both real and personal property) in an amount which, together with capital expenditures, shall in any fiscal year exceed such sum.

         (c) Modification of Paragraph. The paragraph entitled "Guaranties" is hereby amended to read in its entirety:

                  GUARANTIES. Prior to disbursement of any Loan Proceeds, furnish executed guaranties of the Loan in favor of Lender executed by the guarantor named below, on Lender's forms, and in the amount and under the conditions set forth in the guaranty.

                 NAME OF GUARANTOR                              AMOUNT
                 -----------------                              ------

                 KESMIL MANUFACTURING, INC.                     UNLIMITED


         3. Representations and Warranties. When Borrower signs this Amendment, Borrower represents and warrants to Lender that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Loan Documents except those events, if any, that have been disclosed in writing to Lender or waived in writing by Lender, (b) the representations and warranties in the Loan Documents are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which Borrower is bound, and (d) this Amendment is within Borrower's powers, has been duly authorized, and does not conflict with any of Borrower's organizational papers.

         4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Loan Documents shall remain in full force and effect.

         5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         6. FINAL AGREEMENT. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.



         This Amendment is executed as of the date stated at the beginning of this Amendment.


Borrower: Collegiate Pacific, Inc.                 Lender: Bank of America, N.A.

By: /s/ MICHAEL J. BLUMENFELD                      By: /s/ MARK FORMBY
   ----------------------------------------------     --------------------------
   Michael J. Blumenfeld, Chief Executive Officer     Mark Formby, Officer

[BANK OF AMERICA LOGO]

                             COMPLIANCE CERTIFICATE

          This Compliance Certificate (the "Certificate") is delivered pursuant to the Loan Agreement dated as of ___________, 20__ (together with all amendments and modifications, if any, from time to time made thereto the "Loan Agreement"), between _______________________ (the "Borrower") and Bank of America, N.A. ("Lender"). Unless otherwise defined, terms used herein (including the exhibits hereto) have the meanings provided in the Loan Agreement.

          He or she is the _______________ of the Borrower and that, as such, he or she is authorized to execute this Certificate on behalf of the Borrower.]

                    As of ________________, _________.

Unless specifically noted below, Borrower was not in default of any of the provisions of the Loan Agreement during the period to which this Certificate relates, including but not limited to:

     1.   Representations and Warranties provisions

     2.   Covenants provisions, such as:

               a. Financial Information, in form and substance provided for, appropriately signed and presented as agreed.

               b. Financial Covenants provided for in the agreement (e.g. Working Capital, Tangible Net Worth, Debt to Worth Ratio, Debt Service Coverage Ratio, Funded Debt to EBITDA, Profitability, Net Worth, Cash Flow, Quick Ratio, Basic Fixed Charge Coverage Ratio).

               c.   Use of Proceeds provisions.

               d.   Out of Debt Period provisions.

               e. Collateral provisions, including perfection and preservation of bank's lien position, Other Liens, and provisions regarding margin maintenance and borrowing capacity.

               f. Provisions for Notices, including notices pertaining to defaults, lawsuits, material adverse change, contingent liabilities and governmental or regulatory actions.

               g.   Insurance provisions.

               h. Additional Negative Covenants provisions including asset disposition, mergers or combinations, business acquisitions and business activities.

     3.   Provisions constituting Defaults, including but not limited to:
          Failure to Pay, Lien Priority, False Information, Bankruptcy, Receivers, Lawsuits, Judgments, Government Action, Material Adverse Change, Cross-default.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of ______________, 20___.


                                                By:
                                                   ----------------------------
                                                Title:
                                                      -------------------------

Reminder: Financial Covenant Exhibits, in form and substance satisfactory to Bank, are to be attached to this Certificate.

                           DEBT TO WORTH RATIO EXHIBIT

                                                    PERIOD ENDING
                                                                 ---------------

                 Debt to Worth Ratio (on a consolidated basis)

1.   Total Liabilities:
     current liabilities                                                        $
     + long term liabilities (including, but not limited to,                     ----------
     accrued and deferred income taxes)                                         $
                                                                                 ----------

     MINUS the non-current portion of liabilities subordinated to
     the Borrower's obligations to Lender                                      ($          )
                                                                                  ---------

     (A) = Total Liabilities                                                    $
                                                                                 ----------

2.   Tangible Net Worth:
     value of Borrower's total assets (including leaseholds,
     leasehold improvements and reserves against assets, but
     EXCLUDING all intangible assets as defined below*)                         $
                                                                                 ----------

     LESS
     Total Liabilities (see calculation 1(A) above)                         ($         )
                                                                              ---------

3.   (A) Tangible Net Worth                                                  $
                                                                              ---------

Debt to Worth Ratio = 1(A) divided by 3(A)                                               to 1.0

Required Total Liabilities to Tangible Net Worth Ratio                                   1.0 to 1.0

*the sum of goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of Borrower.

                       DEBT SERVICE COVERAGE RATIO EXHIBIT
                     (BUSINESS ENTITY - CURRENT YEAR CMLTD)


DEBT SERVICE COVERAGE RATIO (ON A CONSOLIDATED BASIS)               PRIOR                    CURRENT      TOTAL
                                                                    YEAR      PRIOR FULL      YEAR       COLUMN
                                                                   INTERIM      FISCAL       INTERIM     (2)+(3)
                                                                     (1)        YEAR(2)        (3)         (1)
1.  Cash Flow (calculated on a rolling 4 quarters basis):
           net income after income tax
                                                                   --------    --------      --------    -------
    [-     INCOME][OR + LOSS] from discontinued
           operations and extraordinary items
                                                                   --------    --------      --------    -------
    +      depreciation
                                                                   --------    --------      --------    -------
    +      depletion
                                                                   --------    --------      --------    -------
    +      amortization
                                                                   --------    --------      --------    -------
    +      other non-cash charges
                                                                   --------    --------      --------    -------
    +      interest expense on all obligations
                                                                   --------    --------      --------    -------
    -      dividends, withdrawals, and other distributions
                                                                   --------    --------      --------    -------

    (A) = Total Cash Flow
                                                                                                      1A
                                                                   --------    --------      --------    -------
2.  Current portion of long term debt (as shown on the
    current financial statement
                                                                                             --------    -------
    + current portion of capitalized lease obligations
                                                                                             --------    -------
    + interest expense on all obligations
                                                                                             --------    -------

    (A) = Total
                                                                                             --------    -------
                                                                                                      2A
                                                                                             --------    -------

DEBT SERVICE COVERAGE RATIO = 1(A) divided by 2(A)
                                                                                             --------    -------

    Required ratio is 1.5 to 1.0

[BANK OF AMERICA LOGO]


                                 PROMISSORY NOTE


================================================================================
Borrower: Collegiate Pacific, Inc.               Lender: Bank of America, N.A.
          13950 Senlac Drive, Suite 100                  CLSC-Commercial Banking
          Farmers Branch, TX 75234                       TX1-609-06-01
                                                         P.O. Box 830632
                                                         Dallas, TX 75283-0632
================================================================================


Principal Amount: $5,000,000.00                    Date of Note: August 22, 2002

PROMISE TO PAY. COLLEGIATE PACIFIC, INC. ("BORROWER") PROMISES TO PAY TO BANK OF AMERICA, N.A. ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF FIVE MILLION & 00/100 DOLLARS ($5,000,000.00) OR SO MUCH AS MAY BE OUTSTANDING, TOGETHER WITH INTEREST ON THE UNPAID OUTSTANDING PRINCIPAL BALANCE OF EACH ADVANCE. INTEREST SHALL BE CALCULATED FROM THE DATE OF EACH ADVANCE UNTIL REPAYMENT OF EACH ADVANCE OR MATURITY, WHICHEVER OCCURS FIRST.

CHOICE OF USURY CEILING AND INTEREST RATE. The interest rate on this Note has been implemented under the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code. The terms, including the rate, or index, formula, or provision of law used to compute the rate on the Note, will be subject to revision as to current and future balances, from time to time by notice from Lender in compliance with Section 303.103 of the Texas Finance Code.

PAYMENT. BORROWER WILL PAY THIS LOAN IN ONE PAYMENT OF ALL OUTSTANDING PRINCIPAL PLUS ALL ACCRUED UNPAID INTEREST ON JULY 15, 2004. IN ADDITION, BORROWER WILL PAY REGULAR MONTHLY PAYMENTS OF ALL ACCRUED UNPAID INTEREST DUE AS OF EACH PAYMENT DATE, BEGINNING SEPTEMBER 1, 2002, WITH ALL SUBSEQUENT INTEREST PAYMENTS TO BE DUE ON THE SAME DAY OF EACH MONTH AFTER THAT. UNLESS OTHERWISE AGREED OR REQUIRED BY APPLICABLE LAW, PAYMENTS WILL BE APPLIED FIRST TO ANY UNPAID COLLECTION COSTS AND ANY LATE CHARGES, THEN TO ANY ACCRUED UNPAID INTEREST, AND ANY REMAINING AMOUNT TO PRINCIPAL. THE ANNUAL INTEREST RATE FOR THIS NOTE IS COMPUTED ON A 365/360 BASIS; THAT IS, BY APPLYING THE RATIO OF THE ANNUAL INTEREST RATE OVER A YEAR OF 360 DAYS, MULTIPLIED BY THE OUTSTANDING PRINCIPAL BALANCE, MULTIPLIED BY THE ACTUAL NUMBER OF DAYS THE PRINCIPAL BALANCE IS OUTSTANDING, UNLESS SUCH CALCULATION WOULD RESULT IN A USURIOUS RATE, IN WHICH CASE INTEREST SHALL BE CALCULATED ON A PER DIEM BASIS OF A YEAR OF 365 OR 366 DAYS, AS THE CASE MAY BE. BORROWER WILL PAY LENDER AT LENDER'S ADDRESS SHOWN ABOVE OR AT SUCH OTHER PLACE AS LENDER MAY DESIGNATE IN WRITING. NOTWITHSTANDING ANY OTHER PROVISION OF THIS NOTE, LENDER WILL NOT CHARGE INTEREST ON ANY UNDISBURSED LOAN PROCEEDS. NO SCHEDULED PAYMENT, WHETHER OF PRINCIPAL OR INTEREST OR BOTH, WILL BE DUE UNLESS SUFFICIENT LOAN FUNDS HAVE BEEN DISBURSED BY THE SCHEDULED PAYMENT DATE TO JUSTIFY THE PAYMENT.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the rate of interest publicly announced from time to time by the Lender as its Prime Rate. The Prime Rate is set by the Lender based on various factors, including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Lender's Prime Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion, If the index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each date of such change in the index. Borrower understands that Lender may make loans based on other rates as well. The interest rate to be applied prior to maturity to the unpaid principal balance of this Note will be at a rate of 0.500 percentage points over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more then the maximum rate allowed by applicable law. For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (A) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (B) the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Any partial payment shall be in an amount equal to one or more full installments. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bank of America, N.A. TX1-609-06-01, P.O. Box 830632 Dallas, TX 75283-0632.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 4.000% of the unpaid portion of the regularly scheduled payment.

POST MATURITY RATE. The Post Maturity Rate on this Note is the lesser of the maximum rate allowed by applicable law or 6.000 percentage points over the Index. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

         PAYMENT DEFAULT. Borrower fails to make any payment when due under this Note.

         OTHER DEFAULTS. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

         DEFAULT IN FAVOR OF THIRD PARTIES. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

         FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

                                 PROMISSORY NOTE
                                   (Continued)                            Page 2
--------------------------------------------------------------------------------

     INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

     CHANGE IN OWNERSHIP. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

     ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this note is impaired.

     INSECURITY. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

JURY WAIVER. Lender and borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Texas. This Note has been accepted by Lender in the State of Texas.

CHOICE OF VENUE. If there is a lawsuit, and if the transaction evidenced by this Note occurred in any County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of any County, State of Texas.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure. THIS REVOLVING LINE OF CREDIT SHALL NOT BE SUBJECT TO CH. 346 OF THE TEXAS FINANCE CODE.

ARBITRATION. (a) This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or
(ii) any document related to this agreement; (collectively a "Claim").

(b) At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "Act"). The Act will apply even though this agreement provides that it is governed by the law of a specified state.

(c) Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

(d) The arbitration shall be administered by JAMS and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

(e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitratable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f) This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial

                                 PROMISSORY NOTE
                                   (Continued)                            Page 3
================================================================================

or nonjudicial foreclosure against any real or personal property collateral;
(iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

ADDITIONAL DEFAULTS.

Each of the following shall constitute an event of default ("Event of Default") under this Note:

EVENT OF DEFAULT UNDER RELATED DOCUMENTS. A default or event of default occurs under the terms of any promissory note, guaranty, pledge agreement, security agreement or other agreement or instrument executed by Borrower or any guarantor, pledgor, accommodation party or other obligor in connection with or relating to this Note.

JUDGMENT. The entry of a judgment against any Borrower or guarantor, pledgor, accommodation party or other obligor which Lender deems to be of a material nature, in Lender's sole discretion.

DEFAULT BY AFFILIATES. Any affiliate of Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of Lender or any other creditor.

ADVERSE CHANGE OF OBLIGOR. A material adverse change occurs in the financial condition of any guarantor, pledgor, accommodation party or other obligor, as determined by Lender in its sole discretion.

SALE OF NOTE. Assignment. Lender may sell or offer to sell this Note, together with any and all documents guaranteeing, securing or executed in connection with this Note, to one or more assignees without notice to or consent of Borrower. Lender is hereby authorized to share any information it has pertaining to the loan evidenced by this Note, including without limitation credit information on the undersigned, any of its principals, or any guarantors of this Note, to any such assignee or prospective assignee.

COUNTERPART SIGNATURES. This Note may he executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

PRE BILLING. If the Borrower and Lender elect to use pre-billing calculation, for each payment date (the "Due Date") the amount of each payment debit will be determined as follows: On the "Billing Date" Lender will prepare and mail to Borrower an invoice of the amounts that will be due on that Due Date ("Billed Amount"). (The "Billing Date" will be a date that is a specified number of calendar days prior to the Due Date, which number of days will be mutually agreed from time to time by Lender and Borrower.) The calculation of the Billed Amount will be made on the assumption that no new extensions of credit or payments will be made between the Billing Date and the Due Date, and that there will be no changes in the applicable interest rate. On the Due Date Lender will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date ("Accrued Amount"). If the Due Date does not fall on a Business Day, Lender shall debit the Designated Account on the first Business Day following the Due Date. For purposes of this Agreement, "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks are authorized to close or are in fact closed in the state where the Lender's lending office is located. If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the difference will be treated as follows: If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the underpayment. Borrower will not be in default by reason of any such underpayment. If the Billed Amount is more then the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the overpayment. Regardless of any such difference, interest will continue to accrue based on the actual amount of principal outstanding without compounding. Lender will not pay interest on any overpayment.

AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender automatically to deduct from Borrower's account numbered 4795118915 the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments.

TERMINATION OF AUTOMATIC PAYMENTS. In the event that Borrower terminates the Automatic Payment arrangement with Lender, Borrower agrees that the interest rate under the Note will increase, at the discretion of the Lender, by one-half percentage point (0.50%) per annum over the rate of interest stated in the Note, and the amount of each interest installment will be increased accordingly. The effective rate or interest under the Note shall not in any event exceed the maximum rate permitted by law.

ADDRESS FOR NOTICES. Any notice required to be given under this Note shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed if to Borrower at the address shown near the beginning of this Note and if to Lender at the address set forth below. Any party may change its address for notices under this Note by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers. Notwithstanding anything to the contrary herein, all notices and communications to the Lender shall be directed to the following address:

              Bank of America, N.A.
              Dallas CLSC. Attn: Notice Desk
              1201 Main, 6th Floor
              Dallas, TX 75202

EXHIBIT TO NOTE. An exhibit, titled "EXHIBIT TO NOTE," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until

                                 PROMISSORY NOTE
                                   (Continued)                            Page 4
================================================================================

payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:


COLLEGIATE PACIFIC, INC.

By: /s/ MICHAEL J. BLUMENFELD
   ----------------------------------------------------
   Michael J. Blumenfeld, Chief Executive Officer of
   Collegiate Pacific, Inc.



================================================================================

                                 EXHIBIT TO NOTE

================================================================================

Borrower     Collegiate Pacific, Inc.          Lender:  Bank of America, N.A.
             13950 Senlac Drive, Suite 100              CLSC-Commercial Banking
             Farmers Branch, TX 75234                   TX1-609-06-01
                                                        P.O. Box 830632
                                                        Dallas, TX 75283-0632

================================================================================

This EXHIBIT TO NOTE is attached to and by this reference is made a part of the Promissory Note, dated August 22, 2002, and executed in connection with a loan or other financial accommodations between BANK OF AMERICA, N.A. and Collegiate Pacific, Inc.

OPTIONAL INTEREST RATES

     Optional Rates. In addition to the interest rate specified in the Note, on the terms and subject to the conditions set forth below, Borrower will be able to select, from one of the following optional rates, an interest rate which will be applicable to a particular dollar increment of amounts outstanding, or to be disbursed, under the Note, during interest periods agreed to by Lender and Borrower. Any principal amount bearing interest at an optional rate is referred to as a "Portion":

     the LIBOR Rate plus 3.00 percentage points.

     Rate terms. Each optional interest rate is a rate per year. Interest will be paid on the last day of each interest period, and, if the interest period is longer than one month, on the 1st day of each month during the interest period. No Portion will be converted to a different interest rate during the applicable interest period. If any principal amount bearing interest at an optional interest rate is repaid during an interest period (other than a scheduled principal payment), such repayment will be considered a prepayment subject to any prepayment fee as described in the Note. Upon the occurrence of an event of default under the Note or any other loan document, Lender may terminate the availability of optional interest rates for interest periods commencing after the default occurs. No interest period may extend beyond the maturity date of the Note. At the end of any interest period, the interest rate will revert to the rate based on the Prime Rate, unless Borrower has designated another optional interest rate for the Portion.

     LIBOR RATE. The election of LIBOR Rates shall be subject to the following terms and requirements:

     (a) The interest period during which the LIBOR Rate will be in effect will be one, two, three, four, six. The first day of the interest period must be a day other than a Saturday, or a Sunday on which Lender is open for business in New York and London and dealing in offshore dollars (a "LIBOR Banking Day"). The last day of the interest period and the actual number of days during the interest period will be determined by Lender using the practices of the London inter-bank market.

     (b) Each LIBOR Rate Portion will be for an amount not less than One Hundred Thousand Dollars ($100,000).

     (c) The "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by Lender as of the first day of the interest period.)

          LIBOR Rate =        London Inter-Bank Offered Rate
                            (1.00 - Reserve Percentage)

     Where,

     (i) "London Inter-Bank Offered Rate" means the average per annum interest rate at which U.S. dollar deposits would be offered for the applicable interest period by major banks in the London inter-bank market, as shown on the Telerate Page 3750 (or any successor page) at approximately 11:00 a.m. London time two
(2) London Banking Days before the commencement of the interest period. If such rate does not appear on the Telerate Page 3750 (or any successor page), the rate for that interest period will be determined by such alternate method as reasonably selected by Lender. A "London Banking Day" is a day on which Lender's London Banking Center is open for business and dealing in offshore dollars.

     (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

     (d) Borrower shall irrevocably request a LIBOR Rate Portion no later than 12:00 noon Central time on the LIBOR Banking Day preceding the day on which the London Inter-Bank Offered Rate will be set, as specified above. For example, if there are no intervening holidays or weekend days in any of the relevant locations, the request must be made at least three days before the LIBOR Rate takes effect.

     (e) Lender will have no obligation to accept an election for a LIBOR Rate Portion if any of the following described events has occurred and is continuing:

     (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate Portion are not available in the London inter-bank market; or

     (ii) the LIBOR Rate does not accurately reflect the cost of a LIBOR Rate Portion.

     Notices: Authority to Act. Lender may accept requests by Borrower for optional interest rates made by telephone. Borrower acknowledges and agrees that the agreement of Lender herein to receive certain notices by telephone is solely for the convenience of Borrower. Lender shall be entitled to rely on the authority of the person purporting to be a person authorized by Borrower to give such notice, and Lender shall have no liability to Borrower on account of any action taken by Lender in reliance upon such telephonic notice. The obligation of Borrower to repay all sums owing under the Note shall not be affected in any way or to any extent by any failure by Lender to receive written confirmation of any telephonic notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in the telephonic notice.

This Exhibit to the Note is executed as of the date stated on the Note.

                                 EXHIBIT TO NOTE
                                   (Continued)                            Page 2
================================================================================

THIS EXHIBIT TO NOTE IS EXECUTED ON AUGUST 22, 2002.

BORROWER:



COLLEGIATE PACIFIC, INC.

BY: /s/ MICHAEL J. BLUMENFELD
   ------------------------------------------------------
        Michael J. Blumenfeld, Chief Executive Officer of
        Collegiate Pacific, Inc.


================================================================================

                          [BANK OF AMERICA LETTERHEAD]

                     DISBURSEMENT REQUEST AND AUTHORIZATION


================================================================================
BORROWER: Collegiate Pacific, Inc.               LENDER: Bank of America, N.A.
          13950 Senlac Drive, Suite 100                  CLSC-Commercial Banking
          Farmers Branch, TX 75234                       TX1-609-06-01
                                                         P.O. Box 830632
                                                         Dallas, TX 75283-0632
================================================================================

LOAN TYPE. This is a non-precomputed Variable Rate Nondisclosable Revolving Line of Credit Loan to a Corporation for $5,000,000.00 due on July 15, 2004. A margin of 0.500% is added to the index rate. Lender will tell the Borrower the current index rate upon Borrower's request.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

         [ ] PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

         [ ] PERSONAL INVESTMENT.

         [ ] MOTOR VEHICLE PURCHASE FOR OTHER THAN PERSONAL, FAMILY OR HOUSEHOLD
             PURPOSES.

         [X] BUSINESS, AGRICULTURAL AND ALL OTHER.

SPECIFIC PURPOSE. The specific purpose of this loan is: Working Capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $5,000,000.00 as follows:

                  UNDISBURSED FUNDS:                                    $4,550,000.00

                  OTHER DISBURSEMENTS:                                  $  450,000.00
                     $450,000.00 Previously Disbursed
                                                                        -------------
                  NOTE PRINCIPAL:                                       $5,000,000.00

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

                  PREPAID FINANCE CHARGES PAID IN CASH:                 $   25,000.00
                     $25,000.00 Loan Origination Fee
                                                                        -------------
                  TOTAL CHARGES PAID IN CASH:                           $   25,000.00

DEBITING OF ACCOUNT. Borrower authorizes Lender to debit from Borrower's account number 4795118915, all of the above Charges Paid in Cash and any other closing costs associated with the Loan.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED AUGUST 22, 2002.


BORROWER:


COLLEGIATE PACIFIC, INC.

By: /s/ MICHAEL J. BLUMENFELD
   --------------------------------------------------
    Michael J. Blumenfeld, Chief Executive Officer of
    Collegiate Pacific, Inc.




================================================================================

[BANK OF AMERICA LOGO]

                           NOTICE OF FINAL AGREEMENT

================================================================================
BORROWER:   COLLEGIATE PACIFIC, INC.           LENDER:   BANK OF AMERICA, N.A.
            13950 SENLAC DRIVE, SUITE 100                CLSC-COMMERCIAL BANKING
            FARMERS BRANCH, TX 75234                     TX1-609-06-01
                                                         P.O. BOX 830632
                                                         DALLAS, TX 75283-0632
================================================================================

THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

AS USED IN THIS NOTICE, THE FOLLOWING TERMS HAVE THE FOLLOWING MEANINGS:

     LOAN. The term "Loan" means the following described loan: a non-precomputed Variable Rate Nondisclosable Revolving Line of Credit Loan to a Corporation for $5,000,000.00 due on July 15, 2004. A margin of 0.500% is added to the index rate. Lender will tell the Borrower the current index rate upon Borrower's request.

     LOAN AGREEMENT. The term "Loan Agreement" means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan, including without limitation the following:

                                 LOAN DOCUMENTS

Promissory Note                                    Disbursement Request and Authorization
Notice of Final Agreement
Commercial Security Agreement                      Landlord's Consent
Business Loan Agreement                            Amendment No. One to Loan Documents
Corporate Resolution to Borrow/Grant Collateral    Commercial Guaranty-Kesmil Manufacturing, Inc.
Amendment No. Two to Loan Documents

     PARTIES. The term "Parties" means Bank of America, N.A. and any and all entities or individuals who are obligated to repay the loan or have pledged property as security for the Loan, including without limitation the following:

         BORROWER:     COLLEGIATE PACIFIC, INC.

THIS NOTICE OF FINAL AGREEMENT IS GIVEN BY BANK OF AMERICA, N.A. PURSUANT TO
SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE. EACH PARTY WHO SIGNS BELOW, OTHER THAN BANK OF AMERICA, N.A., ACKNOWLEDGES, REPRESENTS, AND WARRANTS TO BANK OF AMERICA, N.A. THAT IT HAS RECEIVED, READ AND UNDERSTOOD THIS NOTICE OF FINAL AGREEMENT. THIS NOTICE IS DATED AUGUST 22, 2002.


BORROWER:


COLLEGIATE PACIFIC, INC.


BY: /s/ MICHAEL J. BLUMENFELD
    -------------------------------------------------
    Michael J. Blumenfeld, Chief Executive Officer of
    Collegiate Pacific, Inc.

LENDER:


BANK OF AMERICA, N.A.


/s/ MARK FORMBY
-----------------------------------------------------
Authorized Signer




================================================================================